Exhibit 4.8
                                                                 -----------

                               AMENDMENT NO. 1
                        TO THE HARMON ASSOC., CORP.
                            PROFIT SHARING PLAN
                            -------------------



      WHEREAS, Section 17.1 of the Harmon Assoc., Corp. Profit Sharing Plan, as amended and restated effective as of January 1, 1995 (the "Plan"), provides that the Plan may be amended by Harmon Assoc., Corp. (the "Company") in accordance with the terms of such Section; and


      WHEREAS, the Company desires to amend the Plan in certain respects;


      NOW, THEREFORE, the Plan is hereby amended, effective as of April 1, 1996, except as otherwise noted below, as follows:


      1. Article 2 of the Plan is hereby amended by adding the following new Section 2.9A immediately following Section 2.9 thereof:

            2.9A Common Stock Fund. "Common Stock Fund" shall mean one of the investment funds established by the Investment Advisory Board pursuant to Section 4.4, which investment fund shall be invested in Company Shares.


      2. Article 2 of the Plan is hereby amended by adding the following new Section 2.12A immediately following Section 2.12 thereof:

            2.12A Company Shares. "Company Shares" shall mean shares of common stock of Fort Howard Corporation.


      3. Section 2.53 of the Plan is hereby amended, effective as of January 1, 1996, to provide as follows:

            2.53 Trustee. "Trustee" shall mean the Bankers Trust Company, which is the Trustee of the Fort Howard Profit Sharing Retirement Master Trust, which is part of this Plan.


      4. Section 2.54 of the Plan is hereby amended to add the following new sentence at the end of that Section:

                   It is anticipated that Participants' Accounts shall be valued every business day or as frequently as permitted under the applicable investment vehicle.

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      5.    Section 4.4 of the Plan is hereby amended to provide as follows:

            4.4 Investment of Contributions. Contributions made to the Plan by or on behalf of a Participant shall be invested in such investment fund or funds, or any of them, and in such amounts as determined by the Investment Advisory Board in its sole discretion, including the Common Stock Fund. Participants shall direct the manner in which their Account balances are to be invested in accordance with such uniform and nondiscriminatory rules and procedures as the Investment Advisory Board may adopt, including but not limited to the following:

                        (a) Subject to paragraph (c) below, Participant may elect, not more often than once every ninety (90) days, to change his investment election with respect to future contributions made by him or on his behalf.

                        (b) Subject to paragraph (c) below, a Participant may elect, not more often than once every ninety (90) days, to reallocate his existing Accounts among the available investment funds.

                        (c) In no event may a Participant elect that more than fifty (50) percent of future contributions made by him or on his behalf be invested in the Common Stock Fund; nor may a Participant elect to reallocate his existing Accounts so that more than ten (10) percent of his existing Accounts is invested in the Common Stock Fund.


      6. Article 4 of the Plan is hereby amended by adding the following new Section 4.6 immediately following Section 4.5 thereof:

            4.6    Stock Rights of Participants.

                        (a) Voting Rights. Each Participant (or, in the event of his death, his Beneficiary) shall have the right to direct the Trustee as to the manner in which his proportionate share of Company Shares held in the Common Stock Fund are to be voted on each matter brought before an annual or special stockholders' meeting of the Company. Before each such meeting of stockholders, the Investment Advisory Board shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such Participant's proportionate share of Company Shares held in the Common Stock Fund shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such


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                   matter vote as directed a number of shares (including
                   fractional shares) of Company Shares representing the Participant's proportionate interest in Company Shares held in the Common Stock Fund. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. The Trustee shall vote Company Shares with respect to which it has not received direction in the same proportion as Company Shares with respect to which it has received Participants' (or Beneficiaries') directions.

                        (b) Rights on Tender or Exchange Offer. Each Participant (or, in the event of his death, his Beneficiary) for purposes of this Section 4.6(b) is hereby designated a "named fiduciary" within the meaning of
                   Section 403(a)(1) of ERISA and shall have the right, to the extent of his proportionate interest in Company Shares held in the Common Stock Fund, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Shares. The Investment Advisory Board shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to a number of Company Shares representing such Participant's proportionate interest in Company Shares held in the Common Stock Fund. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Trustee shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any Company Shares with respect to which such Participant has the right of direction.

                        (c) Appointment of Fiduciary. The Investment Advisory Board shall be designated, under Section 404(c) of ERISA, as the fiduciary responsible for ensuring that (i) the procedures adopted by the Company with respect to the exercise of the foregoing voting and tender rights are sufficient to safeguard the confidentiality of information related to such exercise; (ii) such procedures are being followed by the Company; and (iii) an independent fiduciary is appointed whenever the Investment Advisory Board deems it appropriate for the proper exercise of the foregoing voting and tender rights.

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      7.    Section 5.1(b) of the Plan is hereby amended to delete the word
            "written" from the second sentence of that Section.


      8. Section 5.1(d) of the Plan is hereby amended by deleting the last sentence of that Section and by replacing it with the following:

                   The Company shall remit the Deferred Wage Contributions to the Trustee as soon as practicable after such Deferred Wage Contributions are withheld from the participant's pay.


      9. Section 5.2(a) of the Plan is hereby amended by deleting the first sentence of that Section and by replacing it with the following:

                   The amount of a Participant's Compensation that may be deferred subject to the election provided in Section 5.1 shall not be less than one percent (1%) nor more than ten percent (10%) of his Compensation.


      10. Section 6.2(e) of the Plan is hereby amended by deleting the phrase "making the allocations of Company Contributions under this
            Article VI" from that Section and by replacing it with the phrase "Article XV of the Plan".


      11.   Section 6.2 of the Plan is hereby amended by deleting Paragraph
            (f) of that Section.


      12.   Section 6.3 of the Plan is hereby amended to provide as follows:

            6.3 Valuation of Participants' Accounts. Participants' Accounts invested in the various investment funds will be maintained on the basis of dollar values or units that may be converted to dollar values or Company Shares. Pursuant to rules established by the Investment Advisory Board and applied on a uniform and nondiscriminatory basis, Participants' Accounts will be valued on each Valuation Date to reflect the fair market value (as determined by the Trustee) of the various investment funds as of such date, including adjustments to reflect any distributions (including withdrawals), contributions, rollovers, transfers between investment funds, income, losses, appreciation, or depreciation with respect to such accounts since the previous Valuation Date.


      13.   Section 8.1 of the Plan is hereby amended to provide as follows:

            8.1 Commencement of Benefits. Subject to the following rules of this Article VIII, a Participant's benefit shall not be

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                   distributed prior to his Severance, but shall be
                   distributed as soon as administratively practicable thereafter.


      14. Section 8.9 of the Plan is hereby amended by adding the following new sentence at the end of Paragraph (e) thereof:

                   Payment of amounts withdrawn by a Participant under this
                   Section 8.9 shall be made pro rata from the investment funds in which the Participant's Deferred Wage Contribution Account, Rollover Contribution Account or Voluntary Contribution Account, as the case may be, is invested.


      15. Section 8.13 of the Plan is hereby amended by deleting the third and fourth sentences of that Section and by replacing them with the following:

                   The Investment Advisory Board shall determine the amount of such withdrawal, but in no event shall the cumulative amount of such withdrawals exceed the lesser of (i) the total amount of the Participant's Deferred Wage Contributions or (ii) the balance of the Participant's Deferred Wage Contribution Account immediately preceding such withdrawal. Payment of amounts withdrawn by a Participant shall be made pro rata from the investment funds in which the Participant's Deferred Wage Contribution Account is invested.


      16. Section 8.14 of the Plan is hereby amended by adding the following sentence at the end of that Section:

                   All distributions under this Section 8.14 shall be paid in cash, except as provided in Section 8.16.


      17. Article 8 of the Plan is hereby amended by adding the following new Section 8.16 immediately following Section 8.15 thereof:

            8.16 Distribution in Company Shares. A Participant who is entitled to receive a distribution under Section 8.14 may decide, in accordance with such rules as the Investment Advisory Board may establish, to receive that portion of his Accounts that is invested in the Common Stock Fund in an equivalent number of Company Shares as determined by the Trustee. Such Company Shares shall be valued at their then fair market value as determined by the Trustee.
                   Withdrawals under Sections 8.9 and 8.13 shall be paid in cash.



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      18.   Section 11.7 of the Plan is hereby amended by deleting the phrase
            "in writing" from the first sentence of that Section.


      19. Section 15.5(f) of the Plan is hereby amended by deleting Paragraph (i) of that Section and by replacing it with the following:

                        (i) The amount in the Suspense Account shall first be allocated to Participants on the same basis as specified in Paragraph (c) above, with the allocation to be made to the maximum extent permissible under the Annual Additions limitations of this Article XV; and


      20.   Section 18.3 of the Plan is hereby amended to provide as follows:

            18.3 Notices and Communications. All applications, notices, designations, elections, and other communications from Participants shall be made in accordance with procedures prescribed by the Investment Advisory Board.


      22.   In all other respects, the Plan is hereby ratified and approved.





Executed this 20th day of March, 1996.



                                   HARMON ASSOC., CORP.

                                   By:/S/James W. Nellen II

                                   Title:  Vice President













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